Exhibit 99.1

Pioneer Power Announces Financial Results for First Quarter 2026 and Business Updates

Backlog Grew 11% Sequentially

Implemented Actions Expected to Reduce Operating Expenses by Over $1.5 Million on an Annualized Basis

$6 Million PRYMUS® Award from National Logistics Customer Validates Early Market Adoption Following Recent Launch

FORT LEE, N.J., May 18, 2026 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced recent business highlights and financial results for the first quarter ended March 31, 2026.

Recent Business Highlights

●	Received a $6 million award for two PRYMUS® 1.2 megawatt distributed generation systems from a major national logistics customer, reflecting market interest in the platform following the official launch in December 2025. Delivery is expected in the second half of 2026.

●	Implemented cost reduction initiatives at the end of April 2026 expected to lower operating expenses by approximately $1.5 million on an annualized basis, primarily through headcount reductions associated with the e-Boost product platform.

●	Expanded PRYMUS sales pipeline and outstanding customer quotations at a pace exceeding the Company’s initial expectations, suggesting growing market demand for its distributed generation platform.

●	Shipped first e-Boost unit to its distribution partner, Savvy Charging, in the United Arab Emirates, marking the Company’s initial entry into the Middle East market.

●	Order activity for e-Boost mobile EV charging systems averaged to more than $500,000 per month during the quarter, as reflected in the Company’s higher backlog levels as of March 31, 2026.

Q1 2026 Financial Highlights

●	Revenue was $4.3 million, compared to $6.7 million for the same quarter in 2025.

●	Gross profit was $582,000, or a gross margin of 13.6%, as compared to $148,000, or a gross margin of 2.2%, for the same quarter in 2025.

●	Operating loss was $2.0 million, compared to $2.3 million for the same quarter in 2025.

●	Non–GAAP operating loss* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring professional fees, was $380,000, as compared to $708,000 for the same quarter in 2025.

●	Net loss was $2.5 million, as compared to $929,000, inclusive of income from discontinued operations of $1.1 million, in the year ago quarter.

●	Backlog of $13.9 million at March 31, 2026, compared to $12.6 million at December 31, 2025.

●	Cash on hand at March 31, 2026, was $13.6 million, as compared to $15.0 million at December 31, 2025.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

“Our first quarter results reflect momentum across the business and meaningful progress in positioning Pioneer for its next phase of growth,” said Nathan Mazurek, CEO of Pioneer. “We delivered a significant year-over-year improvement in gross margin and a sequential increase in backlog, which suggests two important things: we are building commercial momentum, and customer demand for our distributed power solutions continues to build. While revenue in the quarter was affected by the timing of e-Boost deployments, the underlying trajectory of the business remains solid and improving. Importantly, the cost reduction actions we implemented at the end of April are expected to reduce our operating expense base by $1.5 million or more on an annualized basis, giving us a leaner, more focused organization. Those potential savings are expected to be directed toward the areas where we see the most opportunity and excitement - PRYMUS and PowerCore, which we believe are central to our long-term growth story.

“The early response to PRYMUS has been encouraging and, in our view, reinforces the strength of the market opportunity we are addressing. We continue to see accelerating demand for rapidly deployable distributed generation solutions, driven by the expansion of AI infrastructure, growth in data center capacity and ongoing constraints within the utility grid. In fact, a significant portion of our current pipeline and outstanding customer quotations is now centered on PRYMUS opportunities, which gives us increasing confidence in the scale and long-term potential of the platform.

“At the same time, we continue to advance commercialization efforts for PowerCore, which currently remains on track to begin shipments in the second half of 2026. Together, PRYMUS and PowerCore represent an important step forward in Pioneer’s evolution into a broader distributed energy solutions provider, serving both commercial and residential end markets.

“Looking ahead, our focus remains on disciplined execution, improving operating leverage and converting a growing pipeline of opportunities into revenue. We believe our differentiated product portfolio positions us well to capitalize on increasing demand for flexible, resilient power infrastructure.”

First Quarter 2026 Financial Results

Revenue

Revenue for the three months ended March 31, 2026, was $4.3 million, a decrease of 36.7%, as compared to $6.7 million during the first quarter of last year, primarily due to a decrease in sales and rentals in the Company’s suite of mobile EV charging solutions, e-Boost.

Gross Profit/Margin

Gross profit for the first quarter of 2026 was $582,000, or a 13.6% gross margin, compared to gross profit of $148,000, or a 2.2% gross margin, for the same period in 2025. The increase in gross profit was primarily attributable to improved operating efficiencies associated with the sale of the Company’s mobile EV charging solutions, e-Boost.

Operating Loss from Continuing Operations

For the three months ended March 31, 2026, operating loss from continuing operations was $2.0 million, an improvement of $326,000 compared to $2.3 million for the same period in 2025.

Net Loss from Continuing Operations

The Company’s net loss from continuing operations was $2.5 million for the three months ended March 31, 2026, as compared to $2.1 million for the same period in 2025.

Net Loss

Net loss was $2.5 million, as compared to $929,000, inclusive of income from discontinued operations of $1.1 million, for the same period last year.

Balance Sheet

As of March 31, 2026, the Company had $13.6 million of cash on hand and working capital of $18.7 million, compared to $15.0 million of cash on hand and working capital of $20.7 million as of December 31, 2025. The Company had no bank debt as of March 31, 2026.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, depreciation and amortization expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute for or alternative to any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions designed for speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with an extensive range of platforms. Utilized by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

PRYMUS is Pioneer’s advanced power systems and controls platform focused on delivering resilient, intelligent, and scalable energy solutions for utility, industrial, and critical infrastructure applications. PRYMUS supports customers through innovative engineering, system integration, and power management technologies designed to improve reliability, operational efficiency, and grid performance.

PowerCore is Pioneer’s distributed energy and infrastructure solutions platform, providing customers with flexible and sustainable power solutions for standby, prime, and mobile power applications. PowerCore supports a wide range of commercial, industrial, utility, and infrastructure projects through integrated power generation, energy management, and deployment capabilities.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” and similar words, or their negatives. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully reduce operating costs through its cost reduction initiatives, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, particularly in the commercial market, but also in the power generation, industrial production and infrastructure industries (iv) the effects of fluctuations in the Company’s business, revenues, expenses, net income (loss), income (loss) per share, margins and profitability, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) ability to generate internal growth, maintain market acceptance of our existing products and gain acceptance for our new products, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) global events beyond our control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, (xv) our ability to remediate the ongoing material weaknesses identified in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control, (xvi) the effect that the identified material weaknesses and failure to establish and maintain effective internal control over financial reporting could have on investor confidence in us and raise reputational risk and (xvii) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

Actual outcomes and results may differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include the risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow –

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Revenues	$4,266	$6,740
Cost of goods sold	3,684	6,592
Gross profit	582	148
Operating expenses
Selling, general and administrative	2,446	2,414
Research and development	156	80
Total operating expenses	2,602	2,494
Operating loss from continuing operations	(2,020)	(2,346)
Interest income, net	156	247
Other (expense) income, net	(644)	23
Loss before income taxes	(2,508)	(2,076)
Income tax expense (benefit)	-	-
Net loss from continuing operations	(2,508)	(2,076)
Income from discontinued operations, net of income taxes	-	1,147
Net loss	$(2,508)	$(929)

Basic (loss) earnings per share:
Loss from continuing operations	$(0.23)	$(0.19)
Earnings from discontinued operations	-	0.10
Basic loss per share	$(0.23)	$(0.09)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.23)	$(0.19)
Earnings from discontinued operations	-	0.10
Diluted loss per share	$(0.23)	$(0.09)

Weighted average common shares outstanding:
Basic	11,095,588	11,120,266
Diluted	11,095,588	11,187,484

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except for share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash	$13,583	$14,959
Accounts receivable, net of allowance for credit losses of $68 and $23 as of March 31, 2026, and December 31, 2025, respectively	3,362	3,133
Inventories	5,834	6,315
Prepaid expenses and other current assets	954	1,134
Total current assets	23,733	25,541
Property and equipment, net	5,087	5,400
Operating lease right-of-use assets, net	1,084	1,144
Financing lease right-of-use assets, net	299	332
Investments	-	418
Lease receivable	2,514	2,576
Other assets	304	44
Total assets	$33,021	$35,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,670	$3,745
Current portion of operating lease liabilities, net	243	223
Current portion of financing lease liabilities, net	122	123
Deferred revenue	1,041	791
Total current liabilities	5,076	4,882
Operating lease liabilities, non-current portion, net	874	936
Financing lease liabilities, non-current portion, net	188	219
Other long-term liabilities	62	101
Total liabilities	6,200	6,138
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,096,266 and 11,095,266 shares issued and outstanding on March 31, 2026, and December 31, 2025, respectively	11	11
Additional paid-in capital	35,317	35,305
Accumulated deficit	(8,507)	(5,999)
Total stockholders’ equity	26,821	29,317
Total liabilities and stockholders’ equity	$33,021	$35,455

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025
Operating activities
Net loss	$(2,508)	$(929)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	265	258
Amortization of financing lease right-of-use assets	33	23
Non cash lease expense	60	58
Provision for credit losses	55	2
Stock-based compensation	10	13
Loss attributable to equity method investee	644	57
Loss on disposal of property and equipment	-	29
Gain on change in consideration due to buyer	-	(1,147)
Changes in current operating assets and liabilities:
Accounts receivable, net	(284)	2,479
Inventories	481	32
Prepaid expenses and other assets	236	424
Accounts payable, accrued liabilities and other liabilities	(110)	103
Deferred revenue	250	155
Lease receivables	62	-
Operating lease liabilities	(81)	(55)
Net cash (used in) provided by operating activities	(887)	1,502

Investing activities
Purchase of property and equipment	(233)	(595)
Investment in equity method investee	(226)	-
Net cash used in investing activities	(459)	(595)

Financing activities
Net proceeds from the exercise of options for common stock	2	-
Payment of cash dividend	-	(16,665)
Principal repayments of financing leases	(32)	(24)
Net cash used in financing activities	(30)	(16,689)

Decrease in cash	(1,376)	(15,782)
Cash
Cash, beginning of period	14,959	41,622
Cash, end of period	$13,583	$25,840

Non-cash investing and financing activities:
Transfer from property and equipment to inventory	$-	$(420)
Property and equipment obtained in exchange for accounts payable and accrued liabilities	35	74

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

GAAP operating loss from continuing operations	$(2,020)	$(2,346)
Corporate overhead expenses	1,045	1,184
Research and development expenses	155	80
Depreciation and amortization expenses	298	281
Non-recurring professional fees	141	93
Non-GAAP operating loss from continuing operations	$(380)	$(708)